[LETTERHEAD OF WILLKIE FARR & GALLAGHER LLP]

November 28, 2006

Legg Mason Partners Investment Trust
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

You have requested us, as counsel to Legg Mason Partners Investment Trust, a Massachusetts business trust (the "Trust"), on behalf of its series, Legg Mason Partners Large Cap Growth Fund (the "Fund"), to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 61 (the "Amendment") to its Registration Statement on Form N-1A (Securities Act File No. 33-43446 and Investment Company Act File No. 811-06444) (the "Registration Statement"), registering the Fund's Class FI shares and Class R shares of beneficial interest (the "Shares").

We have examined the Fund's prospectus and statement of additional information (the "Statement of Additional Information") included in the Amendment, the Trust's First Amended and Restated Master Trust Agreement, dated June 1, 1998, and each amendment thereto filed with the Secretary of the Commonwealth of Massachusetts (the "Declaration"), a copy of the Trust's Amendment No. 14 to the Declaration, dated as of November 17, 2006, as filed with the Secretary of the Commonwealth of Massachusetts on the same date (the "Designation"), the By-Laws, as amended, and resolutions adopted by the Trustees of the Trust at a meeting held on June 28, 2006 authorizing the issuance of the Shares (the "Resolutions"). We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others, which facts we have not independently verified.

Based upon the foregoing, we are of the opinion that the Shares, when and if duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Declaration, the By-Laws and the Amendment, will be validly issued, fully paid and nonassessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held

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Legg Mason Partners Investment Trust
November 28, 2006

Page 2


personally liable for its obligations, assuming that (i) at the time of sale such Shares are sold at a sales price in each case in excess of the par value of the Shares; (ii) the issuance of the Shares does not cause the number of outstanding shares of beneficial interest of the Trust to exceed the number of authorized shares provided for in the Declaration, as amended to the date of issuance; and (iii) the Resolutions that are in effect on the date hereof have not been modified or withdrawn and are in full force and effect on the date of issuance.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration or qualification of the Fund or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the Commonwealth of Massachusetts, we have relied upon the opinion of Bingham McCutchen LLP (which is attached hereto).



Very truly yours,

WILLKIE FARR & GALLAGHER LLP


/s/ WILLKIE FARR & GALLAGHER LLP

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                                November 28, 2006

Legg Mason Partners Investment Trust
125 Broad Street
New York, New York 10004

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Legg Mason Partners Investment Trust, a Massachusetts business trust (the "Trust"), on behalf of its series, Legg Mason Partners Large Cap Growth Fund (the "Fund"), in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about November 30, 2006 (the "Registration Statement"), with respect to the Fund's Class FI and R shares of beneficial interest (the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

          (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's First Amended and Restated Master Trust Agreement dated February 28, 1998 and each amendment thereto filed with the Secretary of the Commonwealth (the "Declaration");

          (c) a copy of the Trust's Certificate of Amendment to the Declaration, as executed by the Assistant Secretary of the Trust as of November 17, 2006, with respect to the establishment and designation of sub-trusts of the Trust and the classes thereof (the "Designation");

          (d) a certificate executed by the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Declaration, the Trust's By-Laws (the "By-Laws"), the Designation and the resolutions adopted by the Trustees of the Trust at a meeting held on June 28, 2006, authorizing the issuance of the Shares (the "Resolutions"); and

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Legg Mason Partners Investment Trust
Willkie Farr & Gallagher LLP
November 28, 2006
Page 2


          (e) a printer's proof of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We note that the resolutions adopted at the meeting of Trustees of the Trust held on June 28, 2006, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the Resolutions will be incorporated into minutes of such meeting and will be finalized and approved by the Trust's Trustees prior to the issuance of the Shares in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Designation and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of issuance of such Shares.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Declaration, the Designation or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Designation and the Resolutions and for the consideration described in the

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Legg Mason Partners Investment Trust
Willkie Farr & Gallagher LLP
November 28, 2006
Page 3


Registration Statement, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Bingham McCutchen LLP

                                        BINGHAM McCUTCHEN LLP